EXHIBIT 5

                     ESCROW AGREEMENT

     THIS ESCROW AGREEMENT is entered into on _____________, 1999, by and among DYNAMIC ASSOCIATES, INC., a Nevada corporation ("Dynamic"), ACS2, Inc., a Delaware corporation ("ACS2"), ADVANCED CLINICAL SYSTEMS, INC., a Delaware corporation ("Advanced"), the parties named on Exhibit 1 attached hereto (collectively the "Original ACS2 Stockholders") and Harwell Howard Hyne Gabbert & Manner, P.C. ("Escrow Agent").

                      W I T N E S S E T H:

     A. Dynamic, ACS2, Advanced and Dynamic Acquisition Corporation, have entered into an Agreement and Plan of Merger dated March 30, 1999, (the "Merger Agreement"), pursuant to which ACS2 is being merged into the (the "Merger") and the Original ACS2 Stockholders are being issued shares of common stock of Dynamic (the "Dynamic Common Stock").

     B. The parties hereto have agreed, pursuant to the Merger Agreement, to the establishment of an escrow account to hold a portion of the shares of Dynamic Common Stock issued pursuant to the Merger, in an amount and for the purposes specified herein.

     NOW, THEREFORE, in consideration of the premises set forth in the Merger Agreement, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

     1. Deposit. Concurrently with the execution and delivery of this Agreement, Dynamic has deposited with Escrow Agent four million eighty six thousand seventy three (4,086,073) shares of Dynamic Common Stock, with duly executed stock powers (collectively, the "Escrow Stock"), which constitutes a portion of the Merger Consideration (as such term is defined in the Merger Agreement) to be issued under the Merger Agreement. Escrow Agent hereby acknowledges receipt of the Escrow Stock. The number of shares of Escrow Stock earmarked for each Original ACS2 Stockholder is set forth on Exhibit 1 attached hereto. Escrow Agent will hold the Escrow Stock in accordance with the terms and provisions of this Agreement.

     2.  Disbursement of Escrow Stock.

        (a) Dynamic, with respect to the operations of Genesis Health Care Management Corporation ("Genesis") and Geriatric Care Centers of America, Inc. ("GCCA") (Genesis and GCCA are referred collectively herein as the "Dynamic Group"), and ACS2, with respect to the operations of Advanced, Pain Care, Inc., Pain Care of Florida, Inc., Pain Care of Kentucky, Inc., Pain Care of Georgia, Inc., Pain Care of Tennessee, Inc. and Pain Care of Texas, Inc. (collectively the "ACS2 Group"), have projected consolidated earnings before interest, taxes, depreciation and amortization ("EBITDA") of $2,400,000 for each of the Dynamic Group and ACS2 Group, respectively, for the twelve (12) month period ending December 31, 1999 (the "Projections").

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        (b)  On or before April 1, 2000, Dynamic shall prepare
and deliver to the Original ACS2 Stockholders and the Escrow Agent a written statement of the consolidated EBITDA for the Dynamic Group for the twelve (12) month period ending December 31, 1999 (the "Dynamic Group EBITDA") and a comparable written statement of the consolidated EBITDA for the ACS2 Group for the twelve (12) month period ending December 31, 1999 (the "ACS2 Group EBITDA"). The Dynamic Group EBITDA and ACS2 Group EBITDA shall be based on audited financial statements, prepared in a manner consistent with past practice for the applicable group's operations and in accordance with generally accepted accounting principles. Dynamic will make the work papers related to such written statements available to any Original ACS2 Stockholder promptly upon written request.

          (c) If any Original ACS2 Stockholder disputes the calculation of either Dynamic Group EBITDA or ACS2 Group EBITDA, such stockholder will provide written notice to Dynamic and the Escrow Agent setting forth in detail the nature and basis for the dispute. The dispute shall be settled pursuant to paragraph 3 of this Agreement. If no such notice of dispute is received within forty-five (45) days of delivery of the written statements referenced in Section 2(b), the Escrow Agent will disburse the Escrow Stock on or about June 1, 2000 as follows:

               (i) If both the Dynamic Group EBITDA and the ACS2 Group EBITDA exceed seventy percent (70%) of their respective Projections, or neither the Dynamic Group EBITDA nor the ACS2 Group EBITDA exceeds seventy percent (70%) of their respective Projections, Escrow Agent will promptly release all of the Escrow Stock to the Original ACS2 Stockholders in accordance with the amounts set forth in Exhibit 1.

               (ii) If the ACS2 Group EBITDA exceeds seventy percent (70%) of its Projections and the Dynamic Group EBITDA fails to exceed seventy percent (70%) of its Projections, the Escrow Agent will release all of the Escrow Stock to the Original ACS2 Stockholders. In addition, Dynamic will issue pro rata to the Original ACS2 Stockholders an additional 4,180,000 shares of Dynamic Common Stock.

               (iii)  If the Dynamic Group EBITDA exceeds
seventy percent (70%) of its Projections and the ACS2 Group EBITDA fails to exceed seventy percent (70%) of its Projections, the Escrow Agent will release the Escrow Stock to Dynamic and such shares shall be returned to treasury.

     3.  Settlement of Disputes.

          (a) If one or more Original ACS2 Stockholders provide written notice in accordance with Section 2(c) of this Agreement of a dispute, the question of whether the claim is valid shall be conclusively determined by a single arbitrator which Dynamic and the disputing stockholder(s) shall jointly and in good faith attempt to select. If such parties are unable to agree on a single arbitrator, then such determination shall be made by three arbitrators, one arbitrator being selected by Dynamic, one arbitrator being selected by the disputing stockholder(s) and the third being selected by the two arbitrators so selected. If the first two (2) arbitrators are unable to agree on the selection of the third arbitrator, the third arbitrator shall be designated by the American

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                              3

Arbitration Association. The rules of such Association shall govern the conduct of any such arbitration proceeding, except as may otherwise be specifically provided in this Agreement. If either party, thirty (30) days after written notification of any demand for arbitration hereunder, shall not have so selected its arbitrator and given written notice thereof to the other party, such arbitrator shall be selected by the American Arbitration Association at the request of any party to this Agreement.

          (b) The meetings of the arbitrators shall be held in Nashville, Tennessee, or at such other place or places as may be agreed upon by the arbitrators. All determinations made by the arbitrator(s) shall be by majority vote and shall be final, conclusive, and binding on the parties hereto and the parties agree to the entry of judgment in any court of competent jurisdiction based on the award of the arbitrator(s). Notice of any such determination shall forthwith be given to the disputing party(ies) and Escrow Agent. Escrow Agent shall, upon receipt of such notice, release the Escrow Stock to the appropriate party(ies). Dynamic, on the one hand, and the disputing stockholder(s), on the other hand, shall each pay one-half of the fees and expenses of such arbitration, unless the arbitrator(s) shall expressly determine to the contrary.

          (c) Any award of the arbitrator(s) will be limited to a direction as to the release of the Escrow Stock and the issuance by Dynamic of the additional shares of Dynamic Common Stock pursuant to Section 2(c)(ii), along with any order as to costs which the arbitrator(s) deem appropriate.

     4. Other Payments. Notwithstanding anything in this Escrow Agreement to the contrary, Escrow Agent shall make payments of any or all Escrow Stock in accordance with the terms of any written instructions which it may receive which have been executed by each of the Dynamic and all of the Original ACS2 Stockholders.

     5. Rights as Stockholders. So long as Escrow Stock remains in escrow the Original ACS2 Stockholders may vote those shares of Dynamic Common Stock held in escrow pursuant to the allocation set forth in Exhibit 1, but shall have no other rights as stockholders of Dynamic with respect to such shares.

     6.  Resignation or Substitution of Escrow Agent.  Escrow
Agent may resign and be discharged of its duties hereunder at any time by giving notice of such resignation to the LLC, Dynamic and all of the Original ACS2 Stockholders, which notice will specify a date not less than thirty (30) days after the giving of such notice when the resignation will take effect. Promptly after such notice, a successor escrow agent will be appointed by Dynamic. The successor escrow agent will become Escrow Agent upon the resignation date specified in the notice. Escrow Agent will continue to serve until its successor accepts the escrow and receives the Escrow Stock or until Escrow Agent interpleads the same into the registry of the District Court of Davidson County, Tennessee.


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                                4

     7.  Liability of Escrow Agent.

          (a) Upon disbursement of all Escrow Stock held in escrow in accordance with the terms of this Agreement, Escrow Agent will be released and discharged without further obligation under this Agreement. Escrow Agent has no duties other than to hold and release the Escrow Stock as contemplated hereunder. This Agreement sets forth exclusively the duties of Escrow Agent in its capacity as such and no implied duties or obligations will be read into this Agreement against it. Escrow Agent will have no liability hereunder except for acts of gross negligence, willful misconduct or fraud. Escrow Agent shall not be responsible or liable in any manner whatsoever with respect to any liability or obligation of Dynamic, ACS2, Advanced, Advanced-Dynamic, LLC or any Original ACS2 Stockholder.

          (b) Escrow Agent will be under no obligation to institute or defend any action, suit or legal proceeding in connection with this Agreement or to take any other action likely to involve it in expense unless first indemnified to its satisfaction. In the event that a dispute arises, Escrow Agent may bring an interpleader action in the District Court of Davidson County, Tennessee naming the LLC, Dynamic and the Original ACS2 Stockholder(s) as parties.

          (c) Escrow Agent shall be protected in acting in reliance upon any instrument or signature or telephonic communication believed to be genuine and may assume that any person purporting to give any notice, advice or instruction in connection with the provisions hereof has been duly authorized to do so. Escrow Agent shall be protected in acting upon advice of counsel in reference to any matter connected herewith.

          (d) Escrow Agent shall not be liable for any error of judgement, or for any act done or steps taken or omitted by it in good faith or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except its own gross negligence, willful misconduct or fraud.

     8. Representation. Dynamic, ACS2, Advanced and each of the Original ACS2 Stockholders hereby acknowledge and agree that Escrow Agent has also acted as legal counsel to ACS2 and Advanced in connection with the negotiations of this Agreement, the Merger Agreement and other agreements and matters related thereto. Dynamic, for itself and on behalf of its affiliates, and each of the Original ACS2 Stockholders hereby agree that Escrow Agent may represent ACS2 and/or Advanced as its legal counsel in connection with any dispute arising between or among the parties, including disputes that may involve the rights or obligations of ACS2 and/or Advanced under this Agreement, the Merger Agreement or any related agreement or matters.

     9.  Indemnification of Escrow Agent.

          (a) The Escrow Agent shall have no duties or responsibilities whatsoever with respect to the Escrow Stock except as are specifically set forth herein. The Escrow Agent shall neither be responsible for or under, nor chargeable with knowledge of the terms and conditions of, any other agreement, instrument or document in connection herewith. The Escrow Agent may conclusively rely upon, and shall be fully protected from all liability, loss, cost, damage or expense

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                                      5

in acting or omitting to act pursuant to any written notice, instrument, request, consent, certificate, document, letter, telegram, opinion, order, resolution or other writing hereunder without being required to determine the authenticity of such document, the correctness of any fact stated therein, the propriety of the service thereof or the capacity, identity or authority of any party purporting to sign or deliver such document. The Escrow Agent shall have no responsibility for the contents of any such writing contemplated herein and may rely without any liability upon the contents thereof.

          (b) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized hereby or with the rights or powers conferred upon it hereunder, nor for action taken or omitted by it in good faith, and in accordance with advice of counsel (which counsel may be of the Escrow Agent's own choosing), and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind except for its own willful misconduct, gross negligence or fraud.

          (c) All other parties hereto agree to jointly and severally indemnify the Escrow Agent and its employees, directors, agents and advisors and hold each harmless against any and all liabilities incurred by it hereunder as a consequence of such party's action, and all other parties hereto agree jointly and severally to indemnify the Escrow Agent and hold it harmless against any claims, costs, payments, and expenses (including the fees and expenses of counsel) and all liabilities incurred by it in connection with the performance of its duties hereunder and them hereunder, except in either case for claims, costs, payments and expenses (including the fees and expenses of counsel) and liabilities incurred by the Escrow Agent resulting from its own willful misconduct, gross negligence or fraud.

     10. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to be duly given: (a) if delivered personally or sent by facsimile, on the date received; (b) if delivered by overnight courier on the day after mailing so long as the sending party retains a receipt thereof; and (c) if mailed, then three (3) days after mailing with the United States mail service, postage pre-paid. Any such notices or communications shall be sent to the parties at the addresses listed below or at such other addresses as a party may specify by notice to the other parties to this Agreement, which notice will be accomplished in accordance with the terms of this paragraph 10.

     11. Miscellaneous. All capitalized terms not otherwise defined in this Agreement will have the respective meanings set forth in the Merger Agreement. This Agreement will inure to the benefit of, and will be binding upon, the parties hereto and may not be assigned by any party without the prior written consent of all other parties, and any prohibited assignment shall be null and void. The headings used in this Agreement have been inserted for convenience only and will not control or affect the meaning of any provision of this Agreement. The provisions of this Agreement have been subject to negotiation, and will not be construed against its drafter. This Agreement, together with the Merger Agreement and the exhibits hereto, constitutes the entire agreement among the parties with respect to the subject matter hereof. No change in, addition to or waiver or amendment of the terms or conditions of this Agreement will be binding upon any of the parties unless approved in writing by such parties. This Agreement may be executed in any number of counterparts, each of which will be deemed an original and all of which together will be deemed one and the same instrument. This Agreement will be governed by and construed in accordance with the substantive laws of the State of Tennessee, without giving effect to its conflicts of laws provisions.

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                           6

IN WITNESS WHEREOF, the parties have executed this Escrow
Agreement as of the date set forth above.

ACS2:

ACS2, Inc.


By:
Title:

49 Music Square West, Suite 502
Nashville, Tennessee 37203-3272

DYNAMIC:

DYNAMIC ASSOCIATES, INC.


By:
Title:

7373 N. Scottsdale,
Suite B-169
Scottsdale, AZ 85253

ADVANCED:

ADVANCED CLINICAL SYSTEMS, INC.


By:
Title:

49 Music Square West, Suite 502
Nashville, Tennessee 37203-3272


ORIGINAL ACS2 STOCKHOLDERS:

Healthmark Partners, LLC

By:

Title:

Kevin D. Lee

James T. Harper

Lisa A. Manning

David Alfery

T.C. Thomas, III, M.D.

Thomas P. Tooney, M.D.

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ESCROW AGENT:

HARWELL HOWARD HYNE GABBERT &
MANNER, P.C.

By:
Title:

1800 First American Center
315 Deaderick Street
Nashville, Tennessee 37238


Kimberly Tipton

Scott N. Mohler

Reginal J. Rutherford

Walter M. Jones

Carol Ann Kelley

Maureen T. (Stearns) Browning

Elizabeth Dan

Betty Brumley

F. Karl VanDevender

H. Brooks Morgan

M. Bruce Sanderson

NationsCredit

By:
Title:



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                                    8

                                 EXHIBIT 1

                                                 Number of Shares
Original ACS2 Stockholders                       of Escrow Stock

Andrew W. Miller
James T. Harper
Kevin D. Lee
David Alfery
T.C. Thomas, III, M.D.
Thomas P. Tooney, M.D.
Lisa A. Manning
Kimberly Tipton
Scott N. Mohler, Ph.D
Reginal J. Rutherford, M.D.
Walter M. Jones
Carol Ann Kelley, R.N.
M. Bruce Sanderson, M.D.
H. Brooks Morgan, M.D.
Maureen T. (Stearns) Browning, R.N.
F. Karl VanDevender, M.D.
Elizabeth Dan
Betty Brumley